VISTEON INVESTMENT PLAN

                            (Effective July 1, 2000)


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                             VISTEON INVESTMENT PLAN

                                Table of Contents

                                                                            Page

ARTICLE I. PURPOSE AND EFFECTIVE DATE OF PLAN..................................1

ARTICLE II. DEFINITIONS AND CONSTRUCTION.......................................2
   Section 2.01. Definitions...................................................2
   Section 2.02. Construction and Applicable Law...............................6

ARTICLE III. PARTICIPATION AND VESTING.........................................7
   Section 3.01. Participation.................................................7
   Section 3.02. Vesting Service...............................................7
   Section 3.03. Transfers of Employment.......................................7
   Section 3.04. Status of Leased Employees....................................8
   Section 3.05. Rollover Contributions........................................8
   Section 3.06. Maximum Annual Additions......................................8

ARTICLE IV. PRE-TAX AND AFTER-TAX CONTRIBUTIONS...............................10
   Section 4.01. Election to Participate......................................10
   Section 4.02. Amount of Participant's Contributions........................10
   Section 4.03. Employer Matching Contributions..............................11
   Section 4.04. Section 402(g) Limit on Pre-Tax Contributions................11
   Section 4.05. Payment of Contributions  to Trustee.........................13
   Section 4.06. Average Deferral Percentage Test.............................13
   Section 4.07. Average Contribution Percentage Test.........................14

ARTICLE V. INVESTMENT AND PARTICIPANT ACCOUNTS................................17
   Section 5.01. Participant Accounts.........................................17
   Section 5.02. Establishment of Investment Funds............................17
   Section 5.03. Investment of Contributions..................................17
   Section 5.04. Valuation of Accounts........................................18
   Section 5.05. Participant Investment Election .............................19
   Section 5.06. Special Rules Applicable to the Visteon Stock Fund...........20

ARTICLE VI. VESTING AND DISTRIBUTION OF ACCOUNTS UPON TERMINATION
              OF EMPLOYMENT...................................................22
   Section 6.01. Vesting......................................................22
   Section 6.02. Forfeiture of Non-vested Amounts.............................22
   Section 6.03. Time and Form of Distributions...............................22
   Section 6.04. Required Distribution Dates..................................24


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   Section 6.05. Death Benefit Distribution...................................24
   Section 6.06. Participation After Termination of Employment................25
   Section 6.07. Distribution Notice..........................................25
   Section 6.08. Compliance with Code Section 401(a)(9).......................25
   Section 6.09. Direct Rollovers.............................................25

ARTICLE VII. WITHDRAWALS DURING EMPLOYMENT AND LOANS..........................27
   Section 7.01. Withdrawals of After-Tax Contributions.......................27
   Section 7.02. Hardship Withdrawal of Pre-Tax Contributions.................27
   Section 7.03. Withdrawal of Matching Contributions.........................28
   Section 7.04. Withdrawals After Attainment of Age 59 1/2...................29
   Section 7.05. Loans to Participants........................................29

ARTICLE VIII. PLAN ADMINISTRATION.............................................31
   Section 8.01. Employee Benefits Administrative Committee...................31
   Section 8.02. Employee Benefits Investment Committee.......................31
   Section 8.03. Organization and Procedure...................................32
   Section 8.04. Delegation of Authority and Responsibility...................32
   Section 8.05. Use of Professional Services.................................32
   Section 8.06. Fees and Expenses............................................32
   Section 8.07. Claims Procedure.............................................33
   Section 8.08. Communications...............................................33

ARTICLE IX. TRUSTEE AND TRUST AGREEMENT.......................................34
   Section 9.01. Appointment..................................................34
   Section 9.02. Fees and Expenses............................................34
   Section 9.03. Exclusive Benefit............................................34

ARTICLE X. AMENDMENTS AND TERMINATION.........................................35
   Section 10.01. Amendments and Termination..................................35

ARTICLE XI. MISCELLANEOUS  36
   Section 11.01. Non-Guarantee of Employment.................................36
   Section 11.02. Rights to Trust Assets......................................36
   Section 11.03. Non-Recommendation of Investment............................36
   Section 11.04. Indemnification of Committees...............................36
   Section 11.05. Non-Alienation..............................................36
   Section 11.06. Facilitation of Payment.....................................37
   Section 11.07. Board Action................................................37
   Section 11.08. Transfers from Other Qualified Plans........................37
   Section 11.09. Mergers, Consolidations and Transfers of Plan Assets........38
   Section 11.10. Fiduciaries.................................................38
   Section 11.11. Top-Heavy Restrictions......................................38
   Section 11.12. USERRA......................................................40

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                             VISTEON INVESTMENT PLAN


                 ARTICLE I. PURPOSE AND EFFECTIVE DATE OF PLAN
                 ---------------------------------------------

          The Plan, established effective July 1, 2000, is intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code applicable to qualified plans. Amounts invested in the Visteon Stock Fund are intended to constitute part of an employee stock ownership plan within the meaning of
Section 4975(e)(7) of the Internal Revenue Code. The purpose of the Plan is to provide retirement benefits to eligible Participants and to stimulate Participant savings for financial security.

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                    ARTICLE II. DEFINITIONS AND CONSTRUCTION
                    ----------------------------------------

          Section 2.01. Definitions. For purposes of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meaning set forth in the definitions below:

          (a) "Account" shall mean the book-keeping accounts under the Plan to be maintained for each Participant as provided in Section 5.01.

          (b) "Administrative Committee" shall mean the committee appointed pursuant to Section 8.01.

          (c) "After-Tax Contributions" shall mean amounts contributed by or at the direction of a Participant as an after-tax contribution in accordance with
Article IV.

          (d) "Beneficiary" shall mean the person, trust or other entity designated by a Participant in accordance with rules promulgated by the Administrative Committee to receive benefits accumulated hereunder in the event of the Participant's death. In the event a Participant is married at the time of his death, the Beneficiary shall be the Participant's spouse at such time, unless the Participant is survived by a Beneficiary designated as such in the manner described above and either (i) the Participant's spouse has consented in writing to the designation of such Beneficiary, with such consent being witnessed by a notary public, or (ii) the Participant has demonstrated to the Administrative Committee that he has no spouse, his spouse cannot be located or he is excused because of other circumstances recognized under the Code. In the event a Participant is not married at the time of his death and there is not in effect a valid designation of Beneficiary, the person or persons entitled to receive benefits with respect to the Participant's coverage under the Company's group term life insurance plan (if coverage is in effect) shall be the Participant's Beneficiary. In any other case where the Participant is not survived by either a spouse or a designated Beneficiary, the Participant's estate shall be the Beneficiary.

          (e) "Board" shall mean the Board of Directors of the Company.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, and the rulings and regulations promulgated thereunder.

          (g) "Committees" shall mean the Administrative Committee and the Investment Committee.

          (h) "Company" shall mean Visteon Corporation.

          (i) "Compensation" shall mean a Participant's base salary or wages for services performed for the Employer as an Employee, excluding bonuses, overtime pay, and shift premium, all expense reimbursements or allowances, severance pay, contributions by the Employer to or benefits received from or under this Plan or any other employee benefit plan, but before any elective salary reduction contributions under any plan or arrangement described


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in Code Section 125 or 401(k)  maintained  by the Employer.  The maximum  annual
Compensation taken into account for any Plan Year for any Participant shall not exceed $150,000 or such higher amount permitted pursuant to Code Section 401(a)(17). In the event of a short Plan Year, the annual compensation limit will be an amount equal to the applicable annual compensation limit (as in effect on January 1 of the year in which the short Plan Year begins) multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12. For purposes of Sections 4.02 and 4.03, only Compensation received from the Participating Employers shall be considered.

          (j) "Employee" shall mean any person who is classified by a Participating Employer as a common law employee for employment tax purposes, who is on a corporate payroll as such, and who is not in a bargaining unit covered by a collective bargaining agreement (unless such agreement specifically refers to the applicability of this Plan to such unit). An individual who, by reason of Code Section 414(n), is deemed to be an employee for certain purposes of the Code, shall not be considered an Employee for purposes of this Plan. An individual who is classified as an "independent contractor" or "leased employee" is not eligible to participate in the Plan even if such individual is later determined to be a common law employee; in the event a person who is classified as an "independent contractor" or "leased employee" is subsequently reclassified as a common law employee, such reclassification will for purposes of the Plan apply on a prospective basis only from the date of such reclassification, regardless of the effective date of the reclassification for any other purpose.

          (k) "Employer" shall mean, collectively, the Company and each other corporation, trade or business that together with the Company is a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group (within the meaning of Code Section 414(b) or (c)) that includes the Company.

          (l) "Employment Commencement Date" shall mean the first day for which an Employee is credited with an Hour of Service.

          (m) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the rulings and regulations promulgated thereunder.

          (n) "Highly Compensated Employee" shall mean, for any Plan Year, an employee of an Employer who satisfies either of the following conditions:

               (i)  The   employee  was  at  any  time  during  the  current  or
                    immediately preceding Plan Year a five percent (5%) owner within the meaning of Code Section 414(q)(2); or

               (ii) During the  immediately  preceding  Plan Year,  the employee received Compensation from the Employer that, in the aggregate, exceeds $80,000 as indexed in accordance with Code Sections 414(q)(1) and 415(d) for cost-of-living adjustments, and the employee is among the highest paid twenty percent (20%) of all


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                    employees of the Employer.  For this purpose,  employees who have not completed six (6) months of service, employees who normally do not work more than six months in any year, employees who normally work fewer than 17.5 hours per week, employees who have not attained age twenty-one (21), and non-resident aliens who receive no earned income from
                    sources  within  the  United   States,   are  excluded  from
                    consideration.

          The determination of an individual's status as a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and the regulations thereunder. The determination of an individual's status as a Highly Compensated Employee shall be made by considering all corporations or trades or business that constitute a controlled group of corporations or group of trades or businesses under common control or an affiliated service group, within the meaning of Section 414(b), (c) or (m) of the Code, as a single employer. Accordingly, in the event that not all of the Participating Employers are members of the same controlled group of corporations, group of trades of businesses under common control or affiliated service group, the determination of Highly Compensated Employee status shall be made separately with respect to each such group, and the Compensation received by an employee from the Employers of that group.

          (o) "Hour of Service" shall mean each hour for which a Participant has been directly or indirectly compensated or paid, or entitled to such compensation or other payment, by an Employer for performance of work (whether as an Employee or in any other capacity) or for reasons other than the performance of work, such as vacation, holiday, illness, incapacity (including disability), lay off, jury duty and authorized leaves of absence, including any hour for which back pay is awarded; provided, however, that no credit shall be given in excess of 501 hours during any single continuous period during which no work is performed nor for any hour as to which a payment is made or due for the sole purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws; provided further, that each hour shall count only once in determining a Participant's Hours of Service even though he may receive more than straight time pay for such hour. A Participant's Hours of Service shall be determined by the Administrative Committee on the basis of actual hours worked, and Hours of Service credited with respect to periods in which no work was performed shall be determined with reference to the Participant's straight time rate of pay and allocated to the Plan Year in which such hours occur in accordance with Department of Labor Regulations ss. 2530.200b-2(b) and (c), which are incorporated herein by this reference. Hours of Service shall also include the straight-time hours for which a Participant would otherwise have been compensated while he is absent from work due to entering the Armed Forces of the United States of America or any state thereof under circumstances entitling him to veteran's reemployment rights pursuant to federal statute, provided the Participant returns to active service with the Employer within the applicable time limits and under the other conditions prescribed by such statute for his exercise of such reemployment rights. The Administrative Committee's determination, to the extent consistent with the terms hereof and ERISA requirements, shall be final and conclusive for all purposes hereof.


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          (p) "Investment Committee" shall mean the committee appointed pursuant to Section 8.02.

          (q) "Investment Fund" shall mean an unsegregated fund established at the direction of the Investment Committee and invested in securities, insurance contracts or other property of such type and general characteristics as the Investment Committee shall determine.

          (r) "Matching Contributions" shall mean the contributions made by the Participating Employers in accordance with Section 4.03.

          (s) "Participant" shall mean an Employee who has satisfied the requirements of Section 3.01. An individual who has become a Participant shall continue as a Participant until all of his Account has been distributed pursuant to the Plan.

          (t) "Participating Employer" shall mean an Employer that has adopted the Plan with the consent of the Company.

          (u) "Period of Severance" shall mean the period of time elapsing between an individual's Severance Date and the date, if any, on which the individual is next credited with an Hour of Service.

          (v) "Plan" shall mean the Visteon Investment Plan as set forth herein and from time to time amended.

          (w) "Plan Year" shall mean the period beginning on July 1, 2000 and ending on December 31, 2000 and thereafter, the 12-month period beginning on January 1 of one year and ending December 31 of the same year.

          (x) "Pre-tax Contributions" shall mean amounts contributed under the Plan by or at the direction of a Participant as a pre-tax contribution in accordance with Article IV.

          (y) "Severance Date" shall mean the earlier to occur of (i) the date during the Participant's service with the Employer on which he quits, retires, is terminated or dies, whichever occurs first, or (ii) the first anniversary of the date on which the Participant commences a continuous absence from service with the Employers for any other reason such as military service, layoff, vacation, authorized leave of absence, etc.; provided, however, that in the case of a Participant who is absent from service with the Employer as a consequence of his performing military service in the Armed Forces of the United States of America or of any state thereof under circumstances entitling him to veterans' reemployment rights pursuant to federal statute, the first anniversary of the commencement of such military service absence shall not constitute a Severance Date hereunder if, but only if, he returns to service with the Employer within the applicable time limit and under the other conditions prescribed by such statute for his exercise of such reemployment rights; provided further that, for purposes of this subsection, an "authorized leave of absence" means an absence from active service with the Employer which it authorizes pursuant to uniform rules consistently applied in like circumstances for its personnel who are similarly situated.


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

          (z) "Total and Permanent Disability" shall mean a bodily injury or disease which, in the judgment of the Administrative Committee, wholly disables a Participant and will permanently, continuously and wholly prevent him for life from engaging in his occupation or employment for wage or profit with an Employer.

          (aa) "Trust" shall mean the trust agreement executed by and between the Company and a trustee to hold the assets of the Plan.

          (bb) "Trustee" shall mean the trustee of the Trust.

          (cc) "Valuation Date" shall mean every regular business day on which the New York Stock Exchange is open for business.

          (dd) "Vesting Service" shall mean the period of an Employee's service with the Employer which is considered in determining his nonforfeitable right to Matching Contributions hereunder, as determined pursuant to Article III.

          Section 2.02. Construction and Applicable Law.
          ---------------------------------------------

          (a) Construction. Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular Article or Section. Titles of Articles and Sections are for general information only, and the Plan is not to be construed by reference thereto.

          (b) Applicable Law. The Plan is a profit sharing plan intended to qualify under Code Section 401(a). The Plan includes a cash or deferred arrangement intended to qualify under Code Section 401(k). It is intended that the investment options offered under the Plan comply with the requirements of ERISA Section 404(c) and the regulations promulgated thereunder. The Plan shall be interpreted so as to comply with the applicable requirements thereof, where such requirements are not clearly contrary to the express terms hereof. In all other respects, the Plan shall be construed and its validity determined according to the laws of the State of [Delaware] to the extent such laws are not preempted by applicable requirements of federal law. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been included herein.


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                     ARTICLE III. PARTICIPATION AND VESTING
                     --------------------------------------


          Section 3.01. Participation. An Employee of the Company on July 1, 2000 who was eligible to participate in the Salaried Savings and Investment Plan of Ford Motor Company on June 30, 2000 shall be eligible to participate in this Plan as of July 1, 2000. Any other Employee of a Participating Employer shall be eligible to participate in the Plan on the first day of the second calendar month following the Employee's Employment Commencement Date.

          Section 3.02. Vesting Service.

          (a) Calculation. Each Participant shall be credited with Vesting Service, calculated in years and daily fractions thereof equal to the following:

               (i)  the   period  of  time   commencing   with  his   Employment
                    Commencement Date and ending on a Severance Date;

                                      plus

               (ii) each  subsequent  period of time  commencing  on the date on which the Participant again is credited with an Hour of Service and ending on the date of his next subsequent Severance Date;

                                      plus

               (iii) any Period of Severance of less than 12 consecutive months.

          (b) Service Counted. For purposes of determining a Participant's Vesting Service, (i) in the case of an Employee who becomes eligible to participate in this Plan on July 1, 2000, employment with Ford Motor Company and its affiliates prior to July 1, 2000 shall be treated as employment with the Company, and (ii) employment with an Employer that is not a Participating Employer shall be treated as if such service were rendered with a Participating Employer; provided that, except as specifically set forth herein, employment with an organization prior to the date on which the organization becomes an Employer, or after the date on which the organization ceases to be an Employer, shall not be recognized.

          (c) Effect of Periods of Severance. The Vesting Service of a Participant accumulated prior to a Period of Severance and the Vesting Service accumulated by a Participant after returning from a Period of Severance shall be aggregated.

          Section 3.03. Transfers of Employment. Any person who performed services as an employee of an Employer in any capacity other than as an Employee as defined herein, shall, upon becoming an Employee, be credited with eligibility service for purposes of Section 3.01, and Vesting Service determined in accordance with Section 3.02, for his employment in such other capacity to the same extent that such credit would have been granted had the service been performed as an Employee.


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

          Section 3.04. Status of Leased Employees. A person who is or is classified by the Employer as a "leased employee" within the meaning of Code
Section 414(n) or (o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate herein, credit shall be given for the person's service as a leased employee with any Employer toward completion of the Plan's eligibility and vesting requirements.

          Section 3.05. Rollover Contributions. In accordance with uniform rules prescribed by the Administrative Committee and in accordance with Code Sections 402 and 408, an Employee may make a rollover to the Plan from another plan qualified under Code Section 401(a) or from a conduit individual retirement account that holds assets that are (and has never held assets other than those) attributable to an eligible rollover distribution from a retirement plan qualified under Section 401(a) of the Code. In the event an Employee makes a rollover contribution prior to becoming eligible to participate under Section 3.01, he shall be considered a Participant in the Plan solely for purposes of such rollover contribution and the gains or losses attributable thereto.

          Section 3.06. Maximum Annual Additions.

          (a) Limit. The Plan is subject to the limitations on contributions imposed by Code Section 415, which are incorporated herein by this reference. The limitation year shall be the Plan Year. For purposes of applying the limitations of Section 415 under this subsection (a), a Participant's compensation shall include all items of compensation listed in Treasury regulations section 1.415-(2)(d)(2) (before reduction for elective deferrals as defined in Code Section 402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125 or 457) and shall exclude all items of compensation listed in Treasury regulations section 1.415-2(d)(3). In the event the Participant is covered by multiple defined contribution plans, benefits shall be reduced under this Plan before any reductions under another defined contribution plan.

          (b) Effect of Limit. Any amounts not allocable to a Participant by reason of the limitations incorporated herein shall be allocated and reallocated during the limitation year among all other eligible Participants to the extent permitted by the limitations. Any amounts which cannot be allocated or reallocated due to the limitations shall be credited to a suspense account subject to the following conditions: (i) amounts in the suspense account shall be allocated among all eligible Participants hereunder at such time, including termination of the Plan or complete discontinuance of Employer contributions, as the foregoing limitations permit, (ii) no investment gains or losses shall be allocated to the suspense account, (iii) no further Employer contributions shall be permitted until the foregoing limitations permit their allocation to Participants' accounts, and (iv) upon termination of the Plan, any unallocated amounts in the suspense account shall revert to the Company. An eligible
Participant entitled to an allocation hereunder shall receive an amount determined by multiplying the amount to be allocated hereunder by a fraction, the numerator of which the is the eligible Participant's Compensation for the Plan Year and the denominator of which is the total Compensation of all eligible Participants for such year.


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

          (c) Distribution and Forfeitures. If, notwithstanding the foregoing provisions of this Section, the limitations of Section 415 are exceeded as a result of a reasonable error in estimating a Participant's compensation, a reasonable error is estimating the amount of Pre-Tax Contributions or After-Tax Contributions that a Participant may elect under the limits of Section 415, the allocation of forfeitures, or such other facts and circumstances as the Commissioner of the Internal Revenue Service may prescribe, there shall be deducted from the Participant's Account and returned to the Participant such portion of his Pre-Tax Contributions and/or After-Tax Contributions, together with earnings thereon, as may be necessary to satisfy Section 415. If the requirements are still not satisfied, there shall be deducted from the Participant's Account all or a portion of the Matching Contribution for such limitation year as may be necessary to comply with Section 415. Any such Matching Contribution shall be reallocated in accordance with the rules set forth in Section 3.07(b) above.


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

                ARTICLE IV. PRE-TAX AND AFTER-TAX CONTRIBUTIONS
                -----------------------------------------------

          Section 4.01. Election to Participate. An Employee who satisfies the participation requirements of Section 3.01 may elect to participate in the Pre-Tax Contribution and/or the After-Tax Contribution features of the Plan, and such election shall be given effect as soon as administratively practicable.

          Section  4.02.  Amount of  Participant's  Contributions.  (a)  Pre-Tax
Contributions. Each Participant shall designate the rate of his Pre-Tax Contributions at the time of his election to participate in the Plan, which may be an integral rate of between 1% and 25% of his Compensation for the pay period to which the participation election relates; provided, however, that the sum of the Participant's Pre-Tax Contributions and After-Tax Contributions for any pay period shall not exceed 25% of the Participant's Compensation for the pay period. The Participant's Pre-Tax Contributions may be made, as elected by the Participant, from his Compensation, from flexdollars otherwise payable to the Participant under a Code Section 125 plan or arrangement maintained by a Participating Employer, and/or from bonuses otherwise payable to the Participant under a bonus program pursuant to which the Administrative Committee permits Participants to make deferral elections in accordance with uniform rules promulgated by the Administrative Committee. Pre-Tax Contributions made from the Participant's Compensation shall be withheld from the Participant's Compensation through regular payroll deductions. All other Pre-Tax Contributions shall be withheld from the Participant's flexdollars or bonus in accordance with procedures established by the Administrative Committee.

          (b) After-Tax Contributions. Each Participant shall designate the rate of his After-Tax Contributions at the time of his election to participate in the Plan, which may be an integral rate of between 1% and 25% of his Compensation for the pay period to which the participation election relates; provided, however, that the sum of the Participant's Pre-Tax Contributions and After-Tax Contributions for any pay period shall not exceed 25% of the Participant's Compensation for the pay period. After-Tax Contributions shall be made for the Participant through regular payroll deductions from his Compensation.

          (c) Changing Contribution Elections. A Participant may change the designated rate of his Pre-Tax and/or After-Tax Contributions at any time by following the rate change procedures from time to time established by the Administrative Committee, which may include a requirement to use a telephone response or other telephonic or electronic election system. Any such revised rate shall become effective on the first day of the payroll period commencing after the date on which the Participant's revised election is received (or as soon thereafter as is administratively practicable) and shall remain in effect for successive periods unless further changed or suspended by the Participant or as otherwise provided under the terms of the Plan.

          (d) Contribution Spillover Election. A Participant who has elected to make Pre-Tax Contributions may also make a contribution spillover election to become effective in the event that the Participant reaches the maximum annual limit on Pre-Tax Contributions under Section 402(g) of the Code. For any Participant who has made the contribution spillover election and who for any year reaches the limit on Pre-Tax Contributions in effect under Section 402(g) of the Code, the Participant's election of Pre-Tax Contributions will be deemed an election to make After-Tax Contributions. If the Participant is not otherwise making After-Tax Contributions to the Plan, the Participant will be deemed to have elected to make After-Tax Contribution in an amount equal to the lesser of 10% of Compensation or the Participant's Pre-Tax Contribution percentage in effect prior to reach the Section 402(g) limit. If the Participant is making both Pre-Tax Contributions and After-Tax Contributions, the Participant will be deemed to have elected to make After-Tax Contributions in an amount equal to the greater of (i) the Participant's actual After-Tax Contribution election or, (ii) the lesser of 10% of Compensation or the sum of the Participant's Pre-Tax Contribution and After-Tax Contribution election.

          Section 4.03. Employer Matching Contributions.

          (a) With respect to each pay period during which a Participant makes Pre-Tax and/or After-Tax Contributions, the Participating Employers shall contribute on behalf of each Participant, as a Matching Contribution, an amount equal to 60% of the Pre-Tax and/or After-Tax Contributions made by or at the direction of the Participant during the payroll period, disregarding, for this purpose, (i) any Pre-Tax and/or After-Tax Contributions that are attributable to flex dollars available to the Participant under a Code Section 125 plan or arrangement that the Participant elects to have contributed to the Plan or Pre-Tax Contributions that are attributable to deferral of bonus payments, and
(ii) any Pre-Tax and/or After-Tax Contributions to the extent that such contributions exceed 10% of the Participant's Compensation for the pay period. The Matching Contribution will be made on a pay-period-by-pay-period basis based upon the Participant's Pre-Tax Contributions and After-Tax Contributions for that pay period; additional Matching Contributions will not be made for a Participant whose Pre-Tax Contributions and After-Tax Contributions are less than 10% of the Participant's Compensation for certain pay periods and in excess of 10% of Compensation for other pay periods.

          (b) Investment. All Matching Contributions shall be in the form of Visteon Corporation common stock, and shall be deposited into the Visteon Stock Fund.

          Section 4.04. Section 402(g) Limit on Pre-Tax Contributions.

          (a) Limit. The maximum amount of Pre-Tax Contributions made on behalf of any Participant for any calendar year, under this Plan and other plans of the Employer that permit elective deferral contributions, shall not exceed the limitation in effect for such year under Section 402(g) of the Code. For calendar year 2000, this limitation will be applied by aggregating Pre-Tax Contributions made on behalf of any Participant under the Plan and Pre-Tax Contributions made on behalf of the Participant under the Salaried Savings and Investment Plan of Ford Motor Company.

               (i) In the event that this limitation is exceeded for any year taking into account Pre-Tax Contributions to this Plan and elective deferral contributions to others plans maintained by the Employer, the excess contributions, together with all income on such excess for the year in which the excess contribution was made (but not including any gap period income) will be distributed to the Participant on or before the first April 15 following the end of the calendar year for which the limitation has been exceeded.

               (ii) In the event that a  Participant  provides  timely notice in accordance  with  Section  402(g)(3)  of the  Code  that the
                    Section 402(g) limitation has been exceeded for any year taking into account not only this Plan and other plans maintained by the Employer, but also by taking into account plans maintained by other employers, the excess, together with all income on such excess for the year in which the excess contribution was made (but not including any gap period income) may, but need not, be returned to the Participant. If the Administrative Committee elects to distribute the amount of any excess, distribution shall be made no later than the first April 15 following the end of the calendar year for which the limitation has been exceeded.

          (b) Reduction.  The amount by which the  Participant  has exceeded the
Section 402(g) limitation shall be reduced by the amount of excess contributions (if any) previously distributed to the Participant in accordance with the average deferral percentage test.

          (c) Forfeiture of Matching Contributions. If the Participant receives a distribution of his excess Pre-Tax Contributions under this Section 4.04, any Matching Contributions made on such excess contributions, together with all income on such Matching Contributions for the year in which the excess contribution was made (but not including gap period income), shall be forfeited. For this purpose, Pre-Tax Contributions with respect to which the Participant received a Matching Contribution shall be distributed only after all other Pre-Tax Contributions made at the direction of the Participant during the applicable year have been distributed.

          Section 4.05. Payment of Contributions to Trustee. Each Participating Employer shall remit Pre-Tax Contributions and After-Tax Contributions to the Trustee as soon as the Employer can reasonably segregate such contributions from its general assets but not later than 15 days following the end of the calendar month in which the contributions were withheld from the Participant's Compensation. Each Participating Employer shall remit Matching Contributions to the Trustee as soon as practicable following the end of the pay period to which the Matching Contribution relates, but not later than the due date, including extensions, for filing the Employer's federal income tax return for the fiscal year of the Employer in which the pay period ends.

          Section 4.06. Average Deferral Percentage Test. (a) The Plan is subject to the limitations of Code Section 401(k), which are incorporated herein by this reference. Accordingly, the average deferral percentage for any Plan Year for the group of Highly Compensated Employees who are eligible to participate ("Highly Compensated Participants") in the Plan shall not exceed the greater of:

                    (i) 125% of the average deferral percentage for the preceding Plan Year for all employees who were eligible to participate in the Plan during such Plan Year other than Highly Compensated Participants ("Non-Highly Compensated Participants"); or

                    (ii) the lesser of (A) the average  deferral  percentage for the group of Non-Highly Compensated Participants for the preceding Plan Year plus 2%; or (B) two times the average deferral percentage for the group of Non-Highly Compensated Participants for the preceding Plan Year.

          (b) The deferral percentage for each Non-Highly Compensated Participant is calculated by dividing the amount of the Non-Highly Compensated Participant's Pre-Tax Contributions for the Plan Year by the Participant's Compensation for such Plan Year. The deferral percentage for each Highly
Compensated Participant is calculated by dividing the amount of the Highly Compensated Participant's Pre-Tax Contributions for the Plan Year by the Highly Compensated Participant's Compensation for the Plan Year. The average deferral percentage for the group of Highly Compensated Participants and the group of Non-Highly Compensated Participants is the average of the deferral percentages calculated for each member of the applicable group, including those who are eligible to contribute but elect not to do so. In the event that not all of the Participating Employers are members of the same controlled group of corporations, group of trades or businesses under common control or affiliated service group (within the meaning of Section 414(b), (c) or (m) of the Code), the provisions of this Section 4.06 shall be applied separately with respect to each such group.

          (c) The Administrative Committee may from time to time establish limits (and as appropriate, modify any such limit) on the amount or percentage of Pre-Tax Contributions that may be made by or on behalf of Highly Compensated Participants for the Plan Year. In addition, the Administrative Committee may prospectively decrease the rate of

Pre-Tax Contributions of any Participant at any time, if the Administrative Committee determines that such action is necessary or desirable to enable the Plan to comply or to ensure compliance with the average deferral percentage limitations or the requirements of Sections 401(k), 402(g), 415 or other applicable provisions of the Code.

          (d) If the average deferral percentage of Highly Compensated Participants for any Plan Year exceeds the applicable deferral percentage limitation for such year, each affected Highly Compensated Participant shall receive a distribution of the amount of his excess Pre-Tax Contributions, together with income on such Pre-Tax Contributions for the Plan Year in which the contributions were made. Such distribution shall be made on or before the last day of the Plan Year following the Plan Year to which the excess Pre-Tax Contributions relate; provided that the relevant Employer will be subject to an excise tax if excess Pre-Tax Contributions are not distributed within two and one-half months following the close of the Plan Year in which the Pre-Tax Contributions were made. The aggregate amount of Pre-Tax Contributions to be refunded shall be determined by reducing (or leveling) the maximum allowable level of Pre-Tax Contributions to a percentage determined by the Administrative Committee that, if applied to all Highly Compensated Participants with a deferral percentage above that level, would result in the average deferral percentage test being satisfied. The aggregate amount required to be refunded shall be allocated among (and distributed to) Highly Compensated Participants by reducing (or leveling) the maximum dollar amount of Pre-Tax Contributions for the Plan Year to an amount determined by the Administrative Committee that, if applied to all Highly Compensated Participants with Pre-Tax Contributions above that level, would result in a refund of Pre-Tax Contributions equal to the aggregate amount of excess Pre-Tax Contributions calculated in accordance with the preceding sentence. The amount required to be distributed to any Highly Compensated Participant shall be reduced by the amount of excess Pre-Tax Contributions (if any) previously distributed to the Participant in order to comply with Section 402(g)(5) of the Code.

          (e) If a Highly Compensated Participant receives a distribution of his Pre-Tax Contributions under this Section 4.06, any Matching Contributions made on such distributed Pre-Tax Contributions shall be forfeited.

          (f) In the event that the  Administrative  Committee  determines  that
Section 401(k) of the Code (including the regulations thereunder) may be applied in a manner different than that prescribed in this Section 4.06, the Administrative Committee, in its discretion, may make appropriate adjustments. In addition, the Administrative Committee may promulgate such further rules and procedures as it may deem necessary for the proper application of this Section 4.06.

          Section 4.07. Average Contribution Percentage Test.

          (a) The Plan is subject to the limitations of Code Section 401(m), which are incorporated herein by this reference. Accordingly, the average contribution percentage for any Plan Year for the group of Highly Compensated Employees who are eligible to participate ("Highly Compensated Participants") in the Plan shall not exceed the greater of:

                    (i) 125% of the average contribution percentage for the preceding Plan Year for all employees who were eligible to participate in the Plan during such Plan Year other than Highly Compensated Participants ("Non-Highly Compensated Participants"); or

                    (ii) the lesser of (A) the average contribution percentage for the group of Non-Highly Compensated Participants for the preceding Plan Year plus 2%; or (B) two times the average contribution percentage for the group of Non-Highly Compensated Participants for the preceding Plan Year.

          (b)  The  contribution  percentage  for  each  Non-Highly  Compensated
Participant is calculated by dividing the amount of the Non-Highly Compensated Participant's After-Tax Contributions and Matching Contributions for the Plan Year by the Participant's Compensation for such Plan Year. The contribution percentage for each Highly Compensated Participant is calculated by dividing the amount of the Highly Compensated Participant's After-Tax Contributions and Matching Contributions for the Plan Year by the Highly Compensated Participant's Compensation for the Plan Year. The average contribution percentage for the group of Highly Compensated Participants and the group of Non-Highly Compensated Participants is the average of the contribution percentages calculated for each member of the applicable group, including those who are eligible to contribute but elect not to do so. In the event that not all of the Participating Employers are members of the same controlled group of corporations, group of trades or businesses under common control or affiliated service group (within the meaning of Section 414(b), (c) or (m) of the Code), the provisions of this Section 4.07 shall be applied separately with respect to each such group.

          (c) The Administrative Committee may from time to time establish limits (and as appropriate, modify any such limit) on the amount or percentage of After-Tax Contributions and/or Matching Contributions that may be made by or on behalf of Highly Compensated Participants for the Plan Year. In addition, the Administrative Committee may prospectively decrease the rate of After-Tax Contributions or Matching Contributions of any Participant at any time, if the Administrative Committee determines that such action is necessary or desirable to enable the Plan to comply or to ensure compliance with the average contribution percentage limitations or the requirements of Sections 401(m), 415 or other applicable provisions of the Code.

          (d) If the average contribution percentage of Highly Compensated Participants for any Plan Year exceeds the applicable contribution percentage limitation for such year, each affected Highly Compensated Participant's After-Tax Contributions and Matching Contributions, together with income on such contributions for the Plan Year in which the contributions were made shall be distributed and/or forfeited in the following order as necessary: (i) After-Tax Contributions on which no Matching Contributions were made shall be distributed to the Participant, (ii) After-Tax Contributions on which Matching Contributions were made shall be distributed to the Participant, and the Matching Contributions relating to such After-Tax Contributions shall be forfeited if not vested or distributed if vested; and (iii) Matching Contributions that relate to Pre-Tax Contributions shall be forfeited if not vested or distributed if vested. Such distribution and/or forfeiture shall be made on or before the last day of the Plan Year following the Plan Year to which the excess After-Tax and Matching Contributions relate; provided that the relevant Employer will be subject to an excise tax if excess After-Tax and Matching Contributions are not distributed or forfeited within two and one-half months following the close of the Plan Year in which the After-Tax Contributions and Matching Contributions were made. The aggregate amount of After-Tax Contributions and Matching Contributions to be refunded and/or forfeited shall be determined by reducing (or leveling) the maximum allowable level of After-Tax Contributions and Matching Contributions to a percentage determined by the Administrative Committee that, if applied to all Highly Compensated Participants with a contribution percentage above that level, would result in the average contribution percentage test being satisfied. The aggregate amount required to be refunded shall be allocated among (and distributed to and/or forfeited by) Highly Compensated Participants by reducing (or leveling) the maximum dollar amount of After-Tax and Matching Contributions for the Plan Year to an amount determined by the Administrative Committee that, if applied to all Highly Compensated Participants with After-Tax and Matching Contributions above that level, would result in a refund and/or forfeiture of After-Tax Contributions equal to the aggregate amount of excess After-Tax and Matching Contributions calculated in accordance with the preceding sentence.

          (e) In the event that the  Administrative  Committee  determines  that
Section 401(m) of the Code (including the regulations thereunder) may be applied in a manner different than that prescribed in this Section 4.07, the Administrative Committee, in its discretion, may make appropriate adjustments. In addition, the Administrative Committee may promulgate such further rules and procedures as it may deem necessary for the proper application of this Section 4.07.

                 ARTICLE V. INVESTMENT AND PARTICIPANT ACCOUNTS
                 ----------------------------------------------

          Section 5.01. Participant Accounts.

          (a) A separate Account shall be established and maintained to reflect each Participant's interest in the Plan, including, without limitation, the portion of such interest that is invested in each Investment Fund available under the Plan. To the extent necessary or appropriate to provide for the proper administration of the Plan, a Participant's Account shall include separate balances or subaccounts for interests derived from Pre-Tax Contributions, After-Tax Contributions, Matching Contributions, rollover contributions and such other separate balances as the Administrative Committee shall determine. As soon as practicable following the end of each calendar quarter or such other period as the Administrative Committee shall determine but no less frequently than annually, the Company shall prepare for each Participant a statement which shall reflect the status of the Participant's Account in such form as may be prescribed by the Administrative Committee.

          Section 5.02. Establishment of Investment Funds.

          (a) There shall be established two or more Investment Funds (including the Visteon Stock Fund) with such characteristics as the Administrative Committee shall from time to time determine. The Administrative Committee may increase or decrease the number of Investment Funds, or change the characteristics of any Investment Fund, in its sole discretion.

          (b) The Visteon Stock Fund shall be invested primarily in shares of Company stock, although a percentage of the assets of the fund may be held in cash or cash equivalent (or invested in any common, commingled or collective fund) based on expected liquidity needs of the fund.

          (c) With respect to the Visteon Stock Fund and any other Investment Fund that is not a regulated investment company within the meaning of the Investment Advisors Act of 1940, Participants shall have no ownership in any particular asset in the fund. Proportionate interests in the fund shall be expressed in units, which shall be of equal value and no unit shall have priority or preference over any other unit. With respect to any Investment Fund that is a regulated investment company within the meaning of the Investment Advisors Act of 1940, Participants shall have no interest in the underlying assets of the regulated investment company.

          Section 5.03. Investment of Contributions. A Participant's Pre-Tax Contributions, After-Tax Contributions and rollover contributions allocated to his Account shall be invested in the various Investment Funds in accordance with the Participant's election under Section 5.05(a). Subject to a Participant's right to transfer his Account among the available Investment Funds in accordance with Section 5.05(b), income earned on assets of any Investment Fund shall be invested by the Trustee in that Investment Fund.

          (b) A Participant's Matching Contributions allocated to his Account shall be invested in the Visteon Stock Fund. A Participant may transfer vested Matching Contributions among the available Investment Funds in accordance with
Section 5.05(b).

          Section 5.04. Valuation of Accounts.Each Participant's Account shall be valued and adjusted on each Valuation Date to reflect the effect of income collected and accrued, realized and unrealized gains and losses, expenses and all other transactions since the preceding Valuation Date with respect to the related fund in such manner as the Trustee shall deem appropriate.

          (b) For purposes of determining the fair market value of a Participant's interest in the Visteon Stock Fund, the fund shall be divided into units, and the term "Visteon Stock Fund Unit Price," shall mean the value in money of an individual Visteon Stock Fund Unit expressed to the nearest cent. The Visteon Stock Fund Unit Price shall be redetermined as of the close of each Valuation Date. The Visteon Stock Fund Unit Price for each date shall be determined by dividing the net asset value of the Visteon Stock Fund on such date by the number of Visteon Stock Fund Units outstanding on such date. Visteon Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Participants' Accounts effective as of any such date. Net asset value of the Visteon Stock Fund shall be computed as follows:

          (i) Company Stock shall be valued at the closing price on the New York Stock Exchange on such Valuation Date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

          (ii) All other assets of the Visteon Stock Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the Valuation Date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the Valuation Date, or as close thereto as practicable.

          (iii) Visteon Stock Fund Units credited to Participants' Accounts with respect to contributions made during any month shall be credited at the Visteon Stock Fund Unit Price determined as of the close of business on the Valuation Date that such contributions are received by the Trustee or as soon thereafter as is practicable. Visteon Stock Fund Units withdrawn or distributed shall be valued at the Visteon Stock Fund Unit Price at the close of business on the Valuation Date coinciding with the effective date of such withdrawal or distribution.

          (iv) Except as is otherwise provided in directions from the Company, or dictated by the Trustee's trust accounting
                    conventions,   investment
                    transactions, income and any expenses chargeable to the Visteon Stock Fund will be accounted for on an accrual basis.

          (c) For purposes of determining the fair market value of a Participant's interest in any Investment Fund that is a regulated investment company within the meaning of the Investment Advisors Act of 1940, the Participant's interest as of the close of business on any date shall equal the product obtained by multiplying the number of shares in such regulated investment company that is credited to the Participant's account by the closing net asset value on the determination date. For purposed of determining the fair market value of a Participant's interest in any Investment Fund that is not a regulated investment company within the meaning of the Investment Advisors Act of 1940 (other than the Visteon Stock Fund which is described above), fair market value shall be determined on a "unit" basis in accordance with the governing documents for the common, collective, commingled or pooled fund pursuant to which the Investment Fund is maintained.

          Section 5.05. Participant Investment Election .

          (a) Election with Respect to Future Contributions (Other Than Matching Contributions). A Participant shall elect to have all contributions that are allocated to his Account while the election is in effect (other than Matching Contributions) invested in one or more of the Investment Funds. The amount allocated to each Investment Fund designated by the Participant must be at least 5% of the Participant's Pre-Tax or After-Tax Contributions, or any greater percentage in whole multiples of 1%. A Participant may make separate elections with respect to Pre-Tax Contributions and After-Tax Contributions, provided that the Participant may not select more than 30 Investment Funds. An election under this subsection may be changed or revoked at any time, but shall remain in effect until so changed or revoked. In the event that a Participant shall fail to direct the investment of his Account or fail for such period to replace any directions which may have been suspended or revoked, the Participant shall be deemed to have elected to have 100% of such contributions allocated to the Money Market Fund or such other Investment Fund designated by the Investment Committee for this purpose; provided, that in the case of an Employee who becomes a Participant in the Plan on July 1, 2000, the Participant's initial investment election under this Plan, in the absence of an affirmative election under this
Section 5.05, shall be the Participant's investment election as in effect on June 30, 2000 under the Savings and Stock Investment Plan of Ford Motor Company, with the exception that an election of the Ford Stock Fund under the Savings and Stock Investment Plan of Ford Motor Company will be deemed an election of the Money Market Fund, and an election of the Interest Income Fund under the Savings and Stock Investment Plan of Ford Motor Company will be deemed an election of the Managed Income Portfolio II.

          (b) Transfer of Account Balances. A Participant may at any time elect to reallocate the balance in his Account among the available Investment Funds (other than the portion of the Participant's Account which represents non-vested Matching Contributions). A Participant who elects to make such a reallocation shall elect to have part or all of his interests under the Plan through the effective date of his election which are allocated to an Investment Fund transferred to another Investment Fund that is available under the Plan. The transfer amount shall be either a whole dollar amount or a whole percentage in multiples of 1%; provided that the minimum transfer amount from any fund shall be the greater of 5% of the value of the Participant's interest in the transferor
Investment Fund or $250, or the entire value of assets invested in the transferor Investment Fund if $250 or less. Notwithstanding the foregoing, the
Administrative Committee may promulgate such other restrictions as the Administrative Committee determines may be necessary or appropriate with respect to a Participant's ability to reallocate his Account into or out of certain Investment Funds taking into account the nature of their investments.

          (c) Form of Election. A Participant's investment election shall be in such form and shall be made in accordance with such procedures as the Administrative Committee may prescribe, which may include a requirement to use a telephone response or other telephonic or electronic election system. The Participant's election shall become effective in accordance with rules prescribed by the Administrative Committee for this purpose.

          Section 5.06. Special Rules Applicable to the Visteon Stock Fund.

          (a) Dividends. All or a portion of cash dividends paid on shares of Visteon common stock held in the Visteon Stock Fund shall be distributed proportionately to Participants who have assets in the Visteon Stock Fund on the dividend record date and do not reject such distribution. The amount of such dividends that shall be distributed to Participants who do not reject distribution shall equal the lesser of (i) the total of such cash dividends, or
(ii) the total amount of cash dividends paid on all shares held in the Visteon Stock Fund multiplied by the ratio of the number of Visteon Stock Fund Units in the Accounts of Participants who do not reject such distribution to the number of Visteon Stock Fund Units in the Accounts of all Participants, such determination to be made as of the dividend record date. The amount of such cash dividends that shall be distributed to each Participant who has not rejected such distribution shall be equal to the total amount of cash dividends to be distributed multiplied by the ratio of the number of Visteon Stock Fund Units in the Account of such Participant to the total number of Visteon Stock Fund Units in the Accounts of all Participants who have not rejected such distribution, all determined as of the close of the New York Stock Exchange on the record date for the dividend. The Administration Committee shall from time to time determine the manner in which Participants shall be provided an opportunity to reject distribution of dividends or to change a prior election with respect to distribution. Distribution of such dividends shall be made as soon as practicable after receipt of such dividends by the Trustee.

          (b) Voting. The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company common stock represented by the proportionate interests in the Accounts of Participants in the Visteon Stock Fund or otherwise held by the Trustee under the Plan as follows:

          (i) The Company shall adopt reasonable measures to notify the Participant of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company stock shall be entitled to vote, and to request instructions from the Participant to the Trustee as to the voting at such meeting of full shares of stock and fractions thereof represented by the proportionate interests of the Participant in the Visteon Stock Fund.

          (ii) In each case, the Trustee, itself or by proxy, shall vote full shares of stock and fractions thereof represented by the proportionate interests of the Participant in the Visteon Stock Fund in accordance with the instructions of the Participant.

          (iii) If prior to the time of such meeting of stockholders the Trustee shall not have received instructions from the Participant in respect of any shares of Company stock represented by the proportionate interests of the Participant in the Visteon Stock Fund, the Trustee shall vote thereat such shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Company Stock with respect to which the Trustee has received instructions from Participants.

                     ARTICLE VI. VESTING AND DISTRIBUTION OF
                     ---------------------------------------
                     ACCOUNTS UPON TERMINATION OF EMPLOYMENT
                     ---------------------------------------

          Section 6.01. Vesting.

          (a) A Participant shall be fully vested in all amounts credited to his or her Account if the Participant terminates employment with the Employer:

                    (i)       after attainment of age 65,

                    (ii) after qualifying for retirement under a defined benefit plan maintained by an Employer,

                    (iii)     by reason of a Total and Permanent Disability, or

                    (iv)      by reason of death.

          (b) A Participant who terminates employment with the Employer other than by reason of one of events specified in Section 6.01(a) above shall be fully vested in the portion of his or her Account that is attributable to contributions other than Matching Contributions; and any such Participant shall be vested in the portion of his or her Account that is attributable to Matching Contributions if the Participant has completed 5 full years of Vesting Service.

          Section 6.02. Forfeiture of Non-vested Amounts.

          (a) The portion of a Participant's Account that is not vested shall be maintained in the Participant's Account unless and until (i) the Participant incurs a Period of Severance of at least 72 consecutive months in duration, or
(ii) the Participant receives a distribution of the vested portion of his Account. If either of the events described in the first sentence of this subsection occurs, the non-vested amounts shall be forfeited and applied to reduce Matching Contributions which would otherwise have been made for the Plan Year in which the forfeiture occurs.

          (b) If a Participant whose Accounts have been forfeited in whole or in part returns to employment before the duration of his Period of Severance equals or exceeds 72 consecutive months, then the amount forfeited pursuant to this Section shall be reinstated to the Participant's Account out of forfeitures for the Plan Year in which such reemployment occurs, or, if such forfeitures are not sufficient, out of additional Matching Contributions.

          Section 6.03. Time and Form of Distributions.

          (a)  Accounts  of  $5,000  or  Less.  If  the  vested   balance  of  a
Participant's Account does not exceed $5,000 (or such higher amount allowed under Code Section 411(a)(11)(A)) at the time of termination of employment from the Employer, distribution to the Participant shall be made in a single sum cash payment as soon as practicable following the

Participant's termination of employment. The distribution shall be made in cash, except that the Participant may elect whether to receive his interest in the Visteon Stock Fund in cash or in whole shares of stock (with cash in lieu of any fractional share).

          (b) Accounts Over $5,000. Subject to Section 6.04, if the vested balance of a Participant's Account exceeds $5,000 (or such higher amount allowed under Code Section 411(a)(11)(A)) at the time of termination of employment from the Employer, a Participant may at any time following his termination of employment elect to have the vested interest in his Account distributed to him. The distribution shall be made in cash, except that the Participant may elect whether to receive his interest in the Visteon Stock Fund in cash or in whole shares of stock (with cash in lieu of any fractional share). A Participant may select from among the following distribution options:

          (i) Discretionary Withdrawals. The Participant may elect to receive all or part of the value of his or her vested Account in a single sum payment. Distribution shall be made as soon as practicable following receipt of the Participant's withdrawal request.

          (ii) Systematic Installments. The Participant may elect to receive distribution of his or vested Account in monthly, quarterly, semi-annual or annual installments over such period of time (whole number of years) as the Participant may specify, which period may not exceed the maximum period under Section 6.03(b)(iii) below). Each installment will be an amount equal to the value of the Participant's undistributed vested Account as of the determination date for such installment multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining in the period specified by the Participant. Each installment distribution shall be withdrawn proportionately from each of the Investment Funds which the Participant has elected under the Plan. The
                    Administrative Committee shall establish rules and regulations as it may deem necessary or desirable for administration of the systematic installment option, which may include a uniform monthly date for all such payments, and shall communicate such date or dates to Participants. In the event that the systematic withdrawals specified by the Participant do not meet the minimum distribution requirements beginning at age seventy and one-half (70-1/2) under section 401(a)(9) of the Code, then such additional amounts shall be distributed in accordance with the provisions of Section 6.04 hereof as necessary to satisfy such minimum distribution requirements.

          (iii) Installments Over life Expectancy. A Participant who has terminated employment and who has attained age seventy and one-half (70-1/2) may elect installment distributions of the

                    Participant's vested Account payable over the life of the Participant or the lives of the Participant and the Participant's Beneficiary under the Plan in accordance with
                    Section 401(a)(9) of the Code and with regulations prescribed by the Secretary of the Treasury thereunder and subject to such regulations as the Administrative Committee may prescribe. Such election may be made by Participants who have terminated employment in lieu of distribution over a period of 15 years as provided in Section 6.04 hereof.

          Section 6.04. Required Distribution Dates.

          (a) In the case of a Participant who is not a 5% owner within the meaning of Section 416(i) of the Code, distribution shall be made not later than April 1 of the calendar year following the calendar year in which occurs the later of the Participant's attainment of age 70-1/2 or the Participant's termination of employment from the Employer. If the Participant has not elected distribution under Section 6.03(b)(ii) or (iii) by the required beginning date, annual installment distributions over a 15 year installment period shall commence, subject to the Participant's right to elect an alternate distribution period that is available under the Plan and that results in distribution at least as rapid as required under Section 401(a)(9) of the Code.

          (b) In the case of a Participant who is a 5% owner within the meaning of Section 416(i) of the Code, distribution shall be made not later than April 1 of the calendar year following the calendar year in which the Participant's attains age 70-1/2, even if the Participant is then still employed with the Employer. If the Participant has not elected distribution under Section
6.03(b)(ii) or (iii) by the required beginning date, annual installment distributions over a 15 year installment period shall commence, subject to the Participant's right to elect an alternate distribution period that is available under the Plan and that results in distribution at least as rapid as required under Section 401(a)(9) of the Code.

          (c) In the case of any Participant who has elected that distribution of his or her Account be made or commence to be made, distribution shall be made or commence to be made not later than 60 days after the close of the Plan Year in which occurs (i) the Participant's attainment of age 65, (ii) the Participant's retirement or termination of employment from the Employer, or
(iii) the 10th anniversary of the date the Participant commenced participation in the Plan.

          Section 6.05. Death Benefit Distribution. If the Participant dies prior to having received distribution of his entire vested Account, the remaining vested balance of the Participant's Account shall be distributed in the Participant's Beneficiary in a single sum cash payment. Distribution to the Participant's Beneficiary shall be made as soon as practicable following the Participant's death, and in any event will be completed not later than December 31 of the year in which occurs the fifth anniversary of the Participant's death.

          Section 6.06. Participation After Termination of Employment. A Participant's Account shall continue to share in the earnings, gains and losses of the Investment Funds until the date as of which distribution is made. A Participant (or, in the case of a deceased Participant, the Participant's Beneficiary) may make investment election changes in accordance with Section 5.05(b) while the Account is held in the Plan.

          Section 6.07. Distribution Notice. The Plan shall provide an explanation to each Participant of his rights to defer distribution in accordance with Section 411(a)(11)(A) of the Code and his right to at least 30 days to consider whether to elect current distribution of his Account. Such explanation will be provided no less than 30 and no more than 90 days before the date the distribution is made; provided, however, that if the Participant affirmatively elects a distribution after receiving such explanation, the distribution may commence within 30 days of the date the explanation is provided to the Participant.

          Section 6.08. Compliance with Code Section 401(a)(9). The provisions of the Plan are intended to comply with Code Section 401(a)(9) which prescribes certain rules regarding minimum distributions and requires that death benefits be incidental to retirement benefits. All distributions under the Plan shall be made in conformance with Code Section 401(a)(9) and the regulations thereunder which are incorporated herein by reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in regulations; provided, however, that Code Section 401(a)(9) and the regulations thereunder override any Plan provisions inconsistent with such Code Section and regulations.

          Section 6.09. Direct Rollovers.

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship withdrawal under Section 7.02.

          (c) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributee's with regard to the interest of the spouse or former spouse.

          (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

              ARTICLE VII. WITHDRAWALS DURING EMPLOYMENT AND LOANS
              ----------------------------------------------------

          Section 7.01. Withdrawals of After-Tax Contributions. Prior to termination of his employment, a Participant may withdraw all or part of the value of his Account attributable to After-Tax Contributions and earnings thereon; provided that the Participant shall not be permitted to make Pre-Tax Contributions or After-Tax Contributions to the Plan for a period of 12 months following the date of any such withdrawal of After-Tax Contributions with respect to which the Participant received a Matching Contribution if the withdrawal is made within two years following the end of the year during which such After-Tax Contributions were made.


          Section 7.02. Hardship Withdrawal of Pre-Tax Contributions.Prior to the termination of his employment, on a showing by the Participant of an immediate and heavy financial need that cannot be met from other resources that are reasonably available to the Participant (including, but not limited to, loans which may be available under Section 7.05), a Participant shall be permitted to make a withdrawal of an amount not exceeding the lesser of (i) the amount needed to satisfy such need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, or (ii) 100% of the Participant's Pre-Tax Contributions (excluding investment earnings on Pre-Tax Contributions accrued after December 31, 1988) and rollover contributions and investment earnings thereon. The amount of taxes reasonably anticipated to result from any withdrawal shall be determined pursuant to rules established by the Administrative Committee, in its sole discretion.

          (b) For purposes of this Section, "an immediate and heavy financial need" shall be deemed to exist if the distribution is on account of:

                    (i)       Expenses  for  medical  care   described  in  Code
                              Section   213(d)   previously   incurred   by  the
                              Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code
                              Section 152) or necessary for any such person to obtain such medical care;

                    (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                    (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents (as defined in Code Section
                              152);

                    (iv)      Payments  necessary to prevent the eviction of the
                              Participant   from  his  principal   residence  or
                              foreclosure on the mortgage on that residence; or

                    (v) Other events provided for in revenue rulings, notices or other documents of general applicability published by the Commissioner of Internal Revenue.

          (c) In order to demonstrate that a need cannot be met from other resources, the Participant may be required to provide such documents or information as the Administrative Committee may require and to certify that the need cannot be relieved (i) through reimbursement from insurance, (ii) by reasonable liquidation of assets, (iii) by cessation of Pre-Tax Contributions under the Plan, or (iv) by other withdrawals under or loans from this or any other plan or a loan from a commercial lender, on reasonable terms.

          (d) A withdrawal  under this  Section 7.02 shall be permitted  only if
(i) the Participant has first withdrawn or borrowed all amounts available to him under this or any other Employer plan, (ii) the Participant's Pre-Tax and After-Tax Contributions shall be suspended for a period of 12 months following such withdrawal, and (iii) the amount which the Participant may contribute as Pre-Tax Contributions for the Plan Year following such withdrawal shall not exceed the amount described in Section 402(g) of the Code for such year, reduced by the amount of the Participant's actual Pre-Tax Contributions for the Plan Year in which the withdrawal occurred. If the Administrative Committee determines that a Participant cannot reasonably be expected to fulfill his obligations with respect to another resource, e.g., the Participant will not be able to repay a Plan loan, the Administrative Committee may waive such requirement as applied to the Participant.

          (e) Distributions pursuant to this Section shall be made as soon as administratively feasible after the withdrawal is approved. Distribution amounts will be deducted from the Participant's Account in accordance with ordering rules from time to time adopted by the Administrative Committee and uniformly applied to all Participants.

          (f) In the event of the death of a Participant after his election to make a withdrawal but prior to distribution thereof, the withdrawal election shall be deemed revoked.

          Section 7.03. Withdrawal of Matching Contributions. A Participant, prior to termination of employment from the Employer, may withdraw all or part of the value of his or her Account that is attributable to Matching Contributions if:

                    (i)       The   Participant   is  vested  in  the   Matching
                              Contributions being withdrawn; and

                    (ii) In the case of a Participant who has not yet attained age 59 1/2, the withdrawal is being made at least two years following the end of the year in which the Matching Contributions being withdrawn were allocated to the Participant's Account.

          (b) A Participant, prior to termination of employment from the Employer, may withdraw investment earnings on vested Matching Contributions, even if the withdrawal occurs less than two years following the end of the year in the Matching Contributions were allocated to the Participant's Account.

          Section 7.04. Withdrawals After Attainment of Age 59 1/2. After attainment of age 59 1/2, a Participant may elect to make a systematic withdrawal from the vested portion of the Participant's Account in monthly, quarterly, semi-annual or annual installments over a period specified by the Participant, consistent with the rule specified in Section 6.03(b)(ii) for Participants who have terminated employment.

          Section 7.05. Loans to Participants.

          (a) A Participant who is actively employed or is a party in interest (as defined in ERISA Section 3(14)) with respect to the Plan may borrow from the balances in his Account attributable to his Pre-Tax Contributions and After-Tax Contributions (such balances being hereinafter referred to as "loanable account balances"). The amount of any loan to a Participant hereunder shall not be less than $1,000, and must be in increments of $100. The aggregate of all outstanding loans, determined at the time that any loan is made, shall not exceed the lesser of (i) $50,000 reduced by the highest aggregate balance of outstanding loans from the Plan during the one year period ending on the date the loan is made, or
(ii) 50% of the Participant's vested Account balance. A Participant may apply for only one loan each year and may have only four loans outstanding at any one time.

          (b) Funds for any loan shall be drawn proportionately from the balances in the Participant's Account attributable to his Pre-Tax Contributions and After-Tax Contributions. The Administrative Committee may adopt such other rules as to the source of funds and the investment of principal and interest paid by Participants on outstanding loans as may be appropriate for the orderly administration of the Plan.

          (c) Each loan shall (i) in accordance with Department of Labor Regulation ss. 2550.408b-1, bear interest at a rate that is commensurate with interest rates charged on similar commercial loans as determined by the Administrative Committee from time to time; (ii) be made for a period of 12, 24, 36, 48 or 60 months as requested by the Participant, except that if the loan proceeds will be used by the Participant to buy or construct his principal residence, the Participant may select a payment period of up to 10 years (in annual increments); (iii) require payments of principal and interest on at least a monthly basis, with substantially level amortization; and (iv) be subject to such other terms and conditions as the Administrative Committee may determine. All loans shall be due and payable in accordance with the terms of the loan, upon an event of default described below, or if earlier, upon the Participants' termination of employment from the Employer. The terms and conditions of each loan shall be incorporated in a promissory note executed by the borrowing Participant.

          (d) Amounts loaned to a Participant pursuant to this Section shall not share in the allocations of investment fund earnings under Section 5.03, but shall be investments solely for the account of the Participant and shall be treated as a segregated account of the Trust for the sole benefit of the Participant, which account shall serve as security for the loan repayment.

          (e) Following a Participant's termination of employment, the notes evidencing outstanding loans may be distributed to the Participant or his Beneficiary in full satisfaction of any remaining indebtedness, provided that a Participant who upon termination of employment qualifies for retirement under a defined benefit pension plan maintained by the Employer may continue making periodic payments directly to the Trustee.

          (f) Borrowers who are active employees shall repay their loans through payroll deduction during each pay period. In the case of a borrower who is on a leave of absence without pay (or a reduced work schedule such that the
Participant earns less, after applicable tax withholding, than the amount necessary to pay a required installment on a loan) the Administrative Committee may allow the Participant to suspend repayment of the loan for up to one year; provided that such suspension does not operate to extend the maturity date of the loan. In any case in which repayments have been suspended in accordance with the foregoing sentence, upon the Participant's return to active employment or expiration of the suspension period, as applicable, the loan shall be re-amortized over its remaining term unless the Participant elects to make monthly payments at the level in effect prior to the suspension and a "balloon" payment of the Participant remaining balance (including accrued interest) at maturity. Upon termination of employment, the Participant's outstanding loan balance (other than a Participant who following termination of employment qualifies for retirement under defined benefit pension plan maintained by an Employer or qualifies as a party in interest as described in subsection (a) above) shall be accelerated, and the Participant will have until the end of the calendar quarter following the calendar quarter of his termination date to repay the outstanding loan balance and any interest through the date of repayment. If the Participant does not repay the outstanding loan balance, the loan will be in default and the value of the Participant's Account balance under the Plan will be reduced by the amount of any unpaid principal and interest on the outstanding loan. In the event that a Participant's Account becomes distributable before repayment in full of all principal and interest on' outstanding loans, the note evidencing any outstanding loan may be distributed to the Participant in full satisfaction of the remaining indebtedness. The Administrative Committee may impose such rules, requirements or restrictions relating to loans under this Section as it shall determine to be necessary or appropriate, including, without limitation, requirements as to the execution of loan documents and/or payroll deduction authorizations, and the assessment of processing fees against that Participant's Accounts. The loan program provided for in this Section shall be administered by the Administrative Committee in accordance with ERISA Section 408(b)(1).

          (g) In the event that the Participant does not repay the loan in accordance with the terms and conditions thereof (including full repayment upon termination of employment), or fails to cure any default as provided below, the Administrative Committee may direct that the Participant's segregated loan account shall be charged for the total amount of the loan or any part thereof (including accrued interest) with such amount being treated as a distribution of that portion of the Participant's Accounts, provided that such direction shall not occur at a time or in a manner when such a "deemed distribution" would violate applicable provisions of the Code or ERISA. In order to cure a default, the Participant must pay such installment, together with accrued interest, on or before the last day of the calendar quarter following the calendar quarter during which the installment was due (unless the Participant is on a partial or full leave of absence and repayment of the loan has been suspended in accordance with Internal Revenue Service requirements).

                       ARTICLE VIII. PLAN ADMINISTRATION
                       ---------------------------------

          Section 8.01. Employee Benefits Administrative Committee. There shall be an Employee Benefits Administrative Committee consisting of not less than three persons appointed by and serving at the pleasure of the Board. Members of the Administrative Committee may, but need not, be officers, employees or directors of an Employer. The Administrative Committee shall be the "administrator" of the Plan for all purposes of ERISA and the "named fiduciary" required under ERISA, and to the extent such responsibility is not specifically allocated otherwise hereunder, shall have the exclusive responsibility for the administration and operation of the Plan and shall have the power to take any action necessary or appropriate to carry out such responsibilities. The duties and authority of the Administrative Committee shall include, but not be limited to, the following:

          (a) to prescribe and require the use of appropriate forms;

          (b) to formulate and issue rules and regulations;

          (c) to prepare and file reports, notices and any other documents relating to the Plan which may be required by law;

          (d) to interpret and apply the provisions of the Plan;

          (e) to use prescribed forms;

          (f) to apply prescribed rules and regulations;

          (g) to make appropriate determinations calculations; and

          (h) to authorize and direct benefit payments.

Without limiting the generality of the foregoing, the Administrative Committee shall have discretionary authority to determine eligibility for benefits and to construe and interpret the terms of the Plan, including without limitation, the authority to make determinations respecting the amount of a Participant's Vesting Service and a Participant's benefit entitlement under the Plan. Any such determination or construction shall be final and binding on all parties.

          Section 8.02. Employee Benefits Investment Committee. There shall be an Employee Benefits Investment Committee consisting of not less than 3 persons appointed annually at the organizational meeting of the Board and serving at the pleasure of the Board. Members of the Investment Committee shall be officers, employees and/or directors of an Employer. The duties and authority of the Investment Committee shall be as follows:

          (a) to direct the establishment of Investment Funds and determine the investment characteristics and establish general investment guidelines for such Investment Funds, and to add to or change the number and nature of the Investment Funds from time to time; and

          (b) to periodically review the performance of the Trustee and each Investment Fund; and

          (c) to the extent that the funding policy of the Plan is not expressly set forth herein, to establish such funding policy. which may include the establishment of goals and objectives for the Trustee and Investment Funds with respect to the investment of the assets of the Trust, and shall communicate such policy to the parties responsible for its implementation.

          Section 8.03. Organization and Procedure. Each Committee shall have a chairman, a secretary, and such other officers as may be deemed appropriate. Action on any matter shall be taken on the vote of at least a majority of all members of the Committee at any meeting or upon unanimous written consent of all members without a meeting. Minutes of meetings shall be kept and all major actions of the Committees shall be recorded in such minutes or other appropriate written form. The Committees may adopt such bylaws, procedures and operating rules as they may deem appropriate.

          Section 8.04. Delegation of Authority and Responsibility.Each Committee may delegate to any one or more of its members the authority to execute documents on behalf of such Committee and to represent such Committee in any matters or dealings involving such Committee. Any such delegation of authority shall be set forth in writing.

          (b) The Committees may delegate certain of their powers to a person employed by an Employer under such terms and conditions as may be specified by the Committee. Any such delegation of the powers shall be set forth in writing.

          (c) Employees of an Employer who are not members of any Committee or persons to whom powers are delegated under subsection (b) above may perform such duties and functions relating to the Plan as a Committee shall direct and supervise. It is expressly provided, however, that the Committees shall retain full and exclusive authority and responsibility for and respecting any such activities by other employees, and nothing contained in this subsection 8.04(c) shall be construed to confer upon any such employee any discretionary authority or control respecting the administration or operation of the Plan.

          Section 8.05. Use of Professional Services. Any Committee may obtain the services of such attorneys, actuaries, accountants or other persons they deem appropriate, any of whom may be the same persons who are providing services to an Employer. In any case in which a Committee utilizes such services, it shall retain exclusive discretionary authority and control respecting the administration and operation of the Plan.

          Section 8.06. Fees and Expenses. Committee members who are employees of an Employer shall serve without compensation but shall be reimbursed for all reasonable expenses incurred in their capacity as Committee members. No employee members of any Committee or persons performing services pursuant to Section 8.05 shall receive greater than reasonable compensation for their services and expenses. All compensation for services and expenses shall be paid from the Trust unless the Employer, in its sole discretion, elects to pay them. To the extent that they are not paid by the Employer, such compensation and expenses shall be paid out of the principal or income of the Trust.

          Section 8.07. Claims Procedure.Any Participant or Beneficiary under this Plan who believes he is entitled to benefits under the Plan in an amount greater than he is receiving may file, or have his duly authorized representative file, a claim with the Administrative Committee under this Section. Any such claim shall be filed in writing stating the nature of the claim, and the facts supporting the claim, the amount claimed and the name and address of the claimant. The Administrative Committee shall designate one or more persons (who may or may not be members of the Administrative Committee) to consider the claim and answer in a writing stating whether the claim is granted or denied. If the claim is denied in whole or in part, the claimant shall be furnished with a written notice of such denial containing (i) the specific reasons for the denial, (ii) a specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information which is necessary for the claimant to submit to perfect his claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's appeal procedure.

          (b) If a claimant wishes to appeal the denial of his claim, the claimant or his duly authorized representative shall file a written notice of appeal to the Administrative Committee within 90 days of receiving notice of his claim denial. In order that the Administrative Committee may expeditiously decide such appeal, the written notice of appeal should contain (i) a statement of the ground(s) for the appeal, (ii) a specific reference to the Plan provisions on which the appeal is based, (iii) a statement of the arguments and authority (if any) supporting each ground for appeal, and (iv) any other pertinent documents or comments which the appellant desires to submit in support of his appeal. The Administrative Committee shall decide the appellant's appeal within 60 days of its receipt of the appeal, unless special circumstances require a 60-day extension . The Administrative Committee's written decision shall contain the reasons for the decision and reference to the Plan provisions on which the decision is based. A copy of the Administrative Committee's decision shall be mailed promptly to the claimant.

          Section 8.08. Communications. All requests, claims, appeals, elections and other communications to the Administrative Committee shall be in writing and shall be made by transmitting the same via the U.S. Mail, certified, return receipt requested, addressed as follows:

                  Visteon Corporation
                  5500 Auto Club Drive
                  Dearborn, Michigan 48121

                  Attention:  Visteon Investment Plan Administrative Committee

                    ARTICLE IX. TRUSTEE AND TRUST AGREEMENT
                    ---------------------------------------

          Section 9.01. Appointment.The Company shall enter into a trust agreement or trust agreements with one or more persons or corporations selected by the Investment Committee to act as Trustee of the Trust. The Trustee shall receive all Pre-Tax Contributions, After-Tax Contributions, rollover contributions and Matching Contributions and shall hold, manage, administer and invest the same, reinvest any income, and make distributions in accordance with the provisions of the Trust and this Plan. The Trust shall be in such form and contain such provisions as the Investment Committee may deem necessary and appropriate to effectuate the purposes of the Plan and to qualify the Plan and each Trust under the Internal Revenue Code.

          (b) The Investment Committee may, from time to time, remove each Trustee or any successor Trustee at any time and any such Trustee or any successor Trustee may resign and, the Investment Committee shall, upon removal or resignation of a Trustee, appoint a successor Trustee.

          Section 9.02. Fees and Expenses. The Trustee's fee, and other fees and expenses, shall be paid by such Trustee out of the Trust, unless the Company elects to pay them.

          Section 9.03. Exclusive Benefit. All contributions under the Plan shall be paid to the Trustee, and all property and funds of the Trust, including income from investments and from all other sources, shall be managed solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of:

          (a) providing benefits to Participants and Beneficiaries; and

          (b) defraying the reasonable expenses of administering the Plan and Trust.

                     ARTICLE X. AMENDMENTS AND TERMINATION
                     -------------------------------------

          Section 10.01. Amendments and Termination.While it is intended that the Plan shall continue in effect indefinitely, the Board may from time to time modify, alter or amend the Plan or the Trust, and may at any time order the temporary suspension or complete discontinuance of contributions or may terminate the Plan, provided, however, that

                    (i) no such action shall make it possible for any part of the Trust assets (except such part as is used for the payment of expenses) to be used for or diverted to any purpose other than for the exclusive benefit of Participants or their Beneficiaries and the defraying of the reasonable expenses of administering and winding up the Plan;

                    (ii) no such action shall adversely affect the rights or interests of Participants theretofore vested under the Plan; and

                    (iii) in the event of termination of the Plan or complete discontinuance of Matching Contributions hereunder, all rights and interests of Participants not theretofore vested shall become vested as of the date of such termination or complete discontinuance.

          (b)  If  any   individual   Participating   Employer   terminates  its
participation in the Plan or orders the complete discontinuance of its contributions, all rights not theretofore vested of Participants who are employees of such Participating Employer shall become vested as of the date of such termination or complete discontinuance.

          (c) Nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or the Trust which is required in order to comply with the provision of any law or regulation relating to the establishment or maintenance of this Plan and Trust, including but not limited to the establishment and maintenance of the Plan or Trust as a qualified employee plan or trust under the Code, even though such modification, alteration, or amendment is made retroactively or adversely affects the rights or interests of a Participant under the Plan.

                           ARTICLE XI. MISCELLANEOUS
                           -------------------------

          Section 11.01. Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and a Participant, or as a right of any Participant to be continued in the employment of his Employer, or as a limitation of the right of an Employer to discharge any Participant with or without cause.

          Section 11.02. Rights to Trust Assets. No Participant or any other person shall have any right to, or interest in, any part of the Trust assets upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the amounts due and payable to such person out of the assets of the Trust. All payments as provided for in this Plan shall be made solely out of the assets of the Trust and neither the Employer, the Trustee, nor any member of a Committee shall be liable therefor in any manner.

          (b) The Employer shall have no beneficial interests of any nature whatsoever in any contributions after the same have been received by the Trustee, or in the assets, income or profits of the Trust or any part thereof. However, (i) to the extent a tax deduction for any Employer contribution is disallowed or a contribution is made as result of a mistake of fact, such contribution shall be returned to the Participating Employer within 1 year after such disallowance or mistake of fact, as the case may be, and (ii) if the Internal Revenue Service initially determines that the Plan, or any part thereof, fails to qualify under Code Section 401(a), any contributions that have been made shall be returned to the Participating Employers within 1 year following such determination. All contributions are expressly conditioned upon their deductibility under the Code and the Plan's initial qualification under the Code.

          Section 11.03. Non-Recommendation of Investment. The availability of any security hereunder shall not be construed as a recommendation to invest in such security. The decision as to the choice of investment of a Participant's contributions must be made solely by each Participant, and no officer or employee of any Employer or the Trustee is authorized to make any recommendation to any Participant concerning the allocation of his contributions hereunder.

          Section 11.04. Indemnification of Committees. The Company shall indemnify each member of the Committees and the Board and hold each of them harmless from the consequences of his acts or conduct in his official capacity, if he acted in good faith and in a manner he reasonably believed to be solely in the best interests of the Participants and their beneficiaries, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Such indemnification shall cover any and all attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent that such amounts are not paid to such person(s) under the Company's fiduciary insurance policy and to the extent that such amounts are actually and reasonably incurred by such person(s).

          Section 11.05. Non-Alienation. Except as otherwise provided in subsection (b) or under applicable law, no right or interest of any Participant or Beneficiary in the Plan and the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.

          (b) Notwithstanding anything herein to the contrary, the Plan shall recognize and give effect to a qualified domestic relations order with respect to child support, alimony payments, or marital property rights if it determines that such order meets the applicable requirements of Code Section 414(p). If a qualified domestic relations order directs or allows, distribution may be made to an alternate payee designated in such order at a time not permitted for distribution to the Participant himself. The Administrative Committee shall establish procedures concerning the notification of interested parties, the determination of the validity of such orders, the determination of the source of funds to be used to provide for distribution pursuant to such orders, and such other issues as may be necessary or appropriate to deal with such orders in a uniform and nondiscriminatory manner.

          Section 11.06. Facilitation of Payment.In the event that any person who is entitled to benefits hereunder cannot be located despite reasonable and diligent efforts to do so, then such person's benefits shall be automatically forfeited as of the last day of the Plan Year next following the year in which such benefits became payable; provided, however, in the event that such person subsequently makes a claim for such forfeited benefits prior to the termination of the Plan, such benefits shall be reinstated.

          (b) In the event the Administrative Committee shall find that any Participant to whom a benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the sole discretion of the Administrative Committee, be deferred until an appropriate legal representative is appointed or be paid to the spouse, parent, brother or sister or other person deemed by the Administrative Committee to have incurred expenses for such Participant otherwise entitled to payment. Any such payment shall be a payment for the account of the Participant and shall be in complete satisfaction and full payment of the Participant's Account hereunder. In addition, if any benefits are improperly paid to the estate, spouse, parent, brother or sister or other person for the account of the Participant by reason of mistake of fact, any such payment shall be deemed (i) a payment for the account of the Participant or his Beneficiary, and (ii) in complete satisfaction and full payment of the Participant's Account hereunder.

          Section 11.07. Board Action. Any action which is required or permitted to be taken by the Board under the Plan may be taken by the Executive Committee of the Board or any other authorized Committee of the Board.

          Section 11.08. Transfers from Other Qualified Plans. There may be transferred to and deposited with the Trustee to be held, invested and distributed in accordance with the provisions of the Plan and as an integral part of the assets held by the Trustee thereunder, assets subject to any other defined contribution plan qualified under Code Section

401(a) and is merged into the Plan. Such transfer and merger shall be affected on such other terms and conditions as may be determined by the Board.

          Section 11.09. Mergers, Consolidations and Transfers of Plan Assets. In the case of any merger or consolidation with, or transfer of assets or liabilities to or from any other plan qualified under Code Section 401(a), each Employee in the Plan must be entitled (if the Plan then terminated) to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

          (b) If a Participant in this Plan transfers to employment with an Employer in a capacity in which he is eligible to participate in another plan which utilizes the Trust, then his interests in his Account under this Plan may be transferred to such other plan at the direction of the Administrative Committee, provided that such transfer does not result in a reduction of his accrued benefits or vesting rights, the elimination of any optional form of benefits or the reduction or elimination of an early retirement benefit or retirement-type subsidy. Similarly, if a participant in another plan maintained by an Employer which utilizes the Trust becomes eligible to participate in this Plan, then his interests in such other plan may be transferred to this Plan. Notwithstanding any other provision of this Plan, in the event of such a transfer to this Plan, the vested interest in the portion of any Participant's Account derived from benefits accrued under such other plan shall not at any time be less than it would have been under the terms of such plan as in effect immediately prior to such transfer.

          Section 11.10. Fiduciaries. Any person may serve in more than one fiduciary capacity with respect to the Plan. Any fiduciary hereunder, as an individual, may employ such legal, actuarial, accounting or other assistant he may deem necessary to fulfill his obligations hereunder, which assistants may be those consulted by any Employer, the Trustee, the Plan or other fiduciaries.

          Section 11.11. Top-Heavy Restrictions. (a) The Plan shall be a "Top-Heavy Plan" for any Plan Year if either of the following conditions applies:

          (i) The Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group having a Top-Heavy Ratio of 60% or less.

          (ii) The Plan is part of a Required Aggregation Group having a Top-Heavy Ratio which exceeds 60% and is not part of a Permissive Aggregation Group having a Top-Heavy Ratio of 60% or less.

If the Plan is a Top-Heavy  Plan in any Plan Year the provisions of this Section
11.12 shall supersede any conflicting provisions of the Plan. The provisions of this Section 11.12 are intended to comply with Code Section 416 and the regulations promulgated thereunder. If there is any discrepancy between the provisions of this Section 11.12 and the provisions of Code Section 416 or the Income Tax Regulations thereunder, such discrepancy shall be resolved by the Administrative Committee so as to comply with Code Section 416 and the regulations.

          (b) Solely for purposes of this Section, the following terms shall have the meanings set forth below:

                    (i) "Key Employee" means any employee or former employee (and the beneficiary of such employee) whose status as an officer or owner of the Employer makes him a "key employee" as determined in accordance with Code Section 416(i)(1) and the regulations thereunder.

                    (ii) "Determination Date" means the last day of the preceding Plan Year.

                    (iii) "Top-Heavy Ratio" means a fraction, the numerator of which is the sum of account balances under any defined contribution plans maintained by the
                              Employer for all Key Employees and the present value of accrued benefits under any defined benefit plans maintained by the Employer for all Key Employees and the denominator of which is the sum of the account balances under such defined contribution plans for all Participants and the present value of accrued benefits under such defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the 5-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date. For purposes of calculating the Top-Heavy Ratio, (A) the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date and (B) the account balances and present values of accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, will be made in accordance with Code
                              Section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The present value of accrued benefits shall be determined pursuant to Code Section 416(g) using a 5% interest assumption and the UP-1984 Mortality Table.

                    (iv) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                    (v) "Required Aggregation Group" means (A) each qualified plan of the Employer in which at least one Key Employee participates and (B) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) and 410.

                    (vi) "Valuation Date" means (A) in the case of a defined contribution plan, the Determination Date and (B) in the case of a defined benefit plan, the date as of which funding calculations are generally made within the 12-month period ending on the Determination Date.

                    (vii) "Employer" means the employer or employers whose employees are covered by this Plan and any other employer which must be aggregated with any such employer under Code Section 414(b), (c) and (m).

          (c) If the Plan is a Top-Heavy Plan for any Plan Year, a Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year will receive an allocation of Matching Contributions equal to the lesser of three percent (3%) of compensation (within the meaning of Code Section 415) or the highest percentage of compensation allocated to a Key Employee for the Plan Year. In determining such minimum contribution, Pre-Tax Contributions made on behalf of a Non-Key Employee shall not be considered, but Pre-Tax Contributions made on behalf of a Key Employee shall be counted. Notwithstanding the foregoing, if the Employer also maintains a defined benefit plan which covers the same Non-Key Employee, such Non-Key Employee will be entitled to the defined benefit plan minimum and not the defined contribution plan minimum.

          (d) The provisions of this Section 11.12 are intended to comply with Code Section 416 and the regulations promulgated thereunder. If there is any discrepancy between the provisions of this Section 11.12 and the provisions of Code Section 416 or the Income Tax Regulations thereunder, such discrepancy shall be resolved by the Administrative Committee so as to comply with Code
Section 416 and the regulations.

          Section 11.12. USERRA. Notwithstanding any provision of the Plan to the contrary, contributions and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).


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